EXHIBIT 1.1

COOPER CAMERON CORPORATION

$200,000,000

2.650% Senior Notes

due April 15, 2007

UNDERWRITING AGREEMENT

March 15, 2004

UNDERWRITING AGREEMENT

March 15, 2004

ABN AMRO Incorporated
55 East 52nd Street
New York, New York 10055

UBS SECURITIES LLC
677 Washington Blvd.
Stamford, Connecticut 06901

as Representative of the several
    Underwriters named in Schedule A

Ladies and Gentlemen:

     Cooper Cameron Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”) for whom you are serving as representatives (the “Representatives”) $200,000,000 aggregate principal amount of its 2.650% Senior Notes due April 15, 2007 (the “Notes”). The Notes are described in the Prospectus which is referred to below.

     The Notes are to be issued pursuant to an indenture (the “Base Indenture”) dated as of March 18, 2004, as amended and supplemented by the First Supplemental Indenture to be dated as of March 18, 2004 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and SunTrust Bank, as trustee (the “Trustee”). Copies of the Indenture, in substantially final form, have been delivered to each of the Underwriters.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-96565) including a prospectus relating to the Notes which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the prospectus included in the registration statement referred to above setting forth the terms of the offering, sale and plan of distribution of the Notes and additional information concerning the Company and its business. Except where the context otherwise requires, the registration statement referred to above, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of its effectiveness and also including any registration statement filed pursuant to Rule 462(b) under the Act, is referred to herein as the “Registration Statement,” and the prospectus included in the Registration Statement, including all documents incorporated therein by reference, as supplemented by the final Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

     This Underwriting Agreement, the Notes and the Indenture are hereinafter sometimes referred to collectively as the “Operative Documents.”

     The Company and the Underwriters agree as follows:

     1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of 99.481% of the principal amount thereof, plus accrued interest, if any, from March 18, 2004 to the Closing Date (as hereinafter defined). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the effective date of this Agreement as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     2. Payment and Delivery: Payment of the purchase price for the Notes shall be made to the Company by federal funds wire transfer, against delivery of the certificates for the Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 18, 2004 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof) at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002. The date on which such payment and delivery is actually made is hereinafter sometimes called the “Closing Date.” Certificates for the Notes shall be delivered to you in global form. As used herein “business day” shall mean a day on which the New York Stock Exchange is open for trading.

     3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters that:

     (a) The Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act. The Registration Statement has been filed with the Commission and has been declared effective under the Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all material respects with such Rule. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose.

     (b) The Prospectus, including a final Prospectus Supplement, has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date, and the Registration Statement, the Prospectus and the Indenture at the time of purchase complied or will comply in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended and the rules thereunder (the “Trust Indenture Act”).

     (c) (i) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission and on the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Indenture, when it became effective and on the Closing Date, did and will comply in all material respects to the Trust Indenture Act and the rules thereunder; and (iii) the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission pursuant to Rule 424(b) and on the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by the Representatives, on behalf of the several Underwriters, specifically for use in the preparation thereof.

     (d) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, complied or will comply as to form in all material respects with the requirements of the Act and Exchange Act, as applicable, and none of such documents contained or contain an untrue statement of a material fact or omit or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel. The Company has not distributed any offering material in connection with the offering or sale of the Notes other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

     (f) Except as set forth in the Registration Statement, all of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as defined in Regulation S-X under the Act) of the Company, including Cooper Cameron (U.K.) Limited, have been duly authorized and validly issued and are fully paid and nonassessable. All shares of capital stock or other equity interests of the Significant Subsidiaries that are owned of record directly by the Company or indirectly by a wholly owned subsidiary of the Company are owned free and clear of any lien, security interest, pledge, charge, encumbrance, mortgage, equity, or claim or adverse interest of any nature (each a “Lien”); none of the outstanding shares of capital stock or other equity interests of each such Significant Subsidiary was issued in violation of any preemptive or similar rights or the charter or bylaws or other organizational documents of the Company or such Significant Subsidiary or any agreement to which the Company or such Significant Subsidiary is a party. Except as set forth in the Registration Statement and Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of the Significant Subsidiaries.

     (g) The Company and each Significant Subsidiary has been duly incorporated, organized or formed as a corporation, partnership or other entity, is validly existing in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has all requisite power and authority to carry on its business as it is currently being conducted as described in the Registration Statement and Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Company and each Significant Subsidiary is duly registered and qualified and in good standing as a foreign corporation, partnership or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such registration or qualification, except where the failure to be so registered or qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), properties, results of operations, earnings or business prospects of the Company and its subsidiaries, taken as a whole.

     (h) The Company has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Notes.

     (i) This Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and when executed and delivered by the Company and by the Representatives will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

     (j) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Registration Statement and the Prospectus.

     (k) The Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement, the Notes will have been validly issued and delivered, and will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Notes, when issued, authenticated and delivered, will conform to the description thereof in the Registration Statement and the Prospectus.

     (l) None of the Company or any Significant Subsidiary is (i) in violation of its charter, bylaws or other constitutive and governing documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, or other evidence of indebtedness, or any lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (ii) and (iii) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Significant Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

     (m) The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Notes, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary or an acceleration of any indebtedness of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any of its subsidiaries or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any subsidiaries or its respective assets or properties that, in the case of clauses (ii) through (iv), would reasonably be expected, either individually or in the aggregate, (A) to have a Material Adverse Effect or (B) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

     (n) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Operative Documents, including the consummation of any of the transactions contemplated thereby, except (i) such as have been or will be obtained or made on or prior to the time of purchase in connection with the issuance of the Notes, (ii) such as may be required under state securities or blue sky laws, or (iii) those for which the failure to obtain would not reasonably be expected, either individually or in the aggregate, (A) to have a Material Adverse Effect or (B) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents or the consummation of any of the transactions contemplated hereby or thereby, other than such consents and waivers as have been obtained or will be obtained prior to the time of purchase, except for those consents or waivers, the failure of which to obtain would not, either individually or in the aggregate, (i) have a Material Adverse Effect or (ii) interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

     (o) Except as described or incorporated by reference in the Registration Statement and Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, board, authority, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is a party or to which the business, assets or property of such entity is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is subject that (A) in the case of clause (i) above, if determined adversely to the Company or such subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents and (B) in the case of clauses (ii) and (iii) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the time of purchase be, complied with in all material respects.

     (p) Except as described or incorporated by reference in the Registration Statement and Prospectus, the Company and each Significant Subsidiary (i) is in compliance with, or not subject to costs or liabilities under, any and all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), (ii) possesses all permits, licenses or other approvals required under applicable Environmental Laws, and is in compliance with all terms and conditions of any such permit, license or other approval, and (iii) except as set forth in the Registration Statement, has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned or leased by the Company or any of its subsidiaries or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company or any of its subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect. For purposes of this provision, the terms “hazardous substances” and “solid wastes” shall have the meanings specified in any applicable Environmental Laws.

     (q) Except as otherwise set forth in the Registration Statement or the Prospectus or such as would not have a Material Adverse Effect, each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described or incorporated by reference into the Prospectus as being owned by it, free and clear of all Liens, except Liens for taxes not yet due and payable and Liens described in the Registration Statement or the Prospectus. All the property described in the Registration Statement or the Prospectus or a document incorporated by reference into the Registration Statement, as being held under lease by the Company or any of its subsidiaries is held by such entity under valid, subsisting and enforceable leases, except as would not have a Material Adverse Effect.

     (r) The Company and each subsidiary has filed on a timely basis all necessary federal, state, local and foreign income, franchise and other tax returns (other than returns being contested in good faith or as to which the failure to file would not have a Material Adverse Effect) and have paid all taxes shown thereon as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any subsidiary which would have a Material Adverse Effect; all material tax liabilities are adequately provided for within the financial statements of the Company in accordance with United States generally accepted accounting principles (“GAAP”).

     (s) None of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

     (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than the implementation of SAP/R3 in certain foreign locations, since December 31, 2003, there have been no significant changes in internal controls or in other factors that could materially affect the Company’s internal controls over financial reporting.

     (u) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the period in which the Annual Report on Form 10-K for the year ended

December 31, 2003 was being prepared; (ii) have been evaluated for effectiveness as of the end of the periods covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2003; and (iii) are effective to perform the functions for which they were established.

     (v) Based on the evaluation of its disclosure controls and procedures as of the end of the period covered by the Annual Report on Form 10-K for the year ended December 31, 2003, and other than as has been disclosed to the Company’s auditors and the audit committee of the board of directors of the Company, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect its ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

     (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except in each case as set forth or incorporated by reference in the Prospectus. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement or the Prospectus.

     (x) Since December 31, 2003, except as set forth or incorporated by reference in the Prospectus, (i) none of the Company or any of its subsidiaries has (A) incurred any liabilities or obligations, direct or contingent, that would have a Material Adverse Effect, or (B) entered into any material transaction not in the ordinary course of business, (ii) there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, management, condition (financial or otherwise), earnings or results of operations of the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except in a manner consistent with past practices.

     (y) None of the Company or any of its subsidiaries (or any agent thereof acting on their behalf other than the Underwriters, as to whom the Company makes no representation) has taken, and none of them will take (other than the Underwriters, as to whom the Company makes no representation), any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, at the time of purchase of the Notes.

     (z) Ernst & Young LLP, who has certified or shall certify the financial statements included or to be included as part of or incorporated by reference in the Registration Statement and Prospectus is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement and Prospectus, including the documents incorporated by reference therein). The other financial and statistical information and data included in or incorporated by reference in the Registration Statement and Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

     (aa) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiaries and any other entity other than the Underwriters that would give rise to a valid claim against the Company, any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

     (bb) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claims to the contrary or any challenge by any other entity to the rights of the Company and its subsidiaries with respect to the foregoing.

     (cc) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations. Except as would not have a Material Adverse Effect, the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

     (dd) Except as disclosed in the Prospectus, no holders of securities of the Company have rights to the registration of securities under the Registration Statement.

     (ee) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are true and correct in all material respects.

     (ff) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement and Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

     (gg) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, nor is the Company aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth or incorporated by reference in the Prospectus.

     (hh) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

     (ii) The Notes constitute unsecured and unsubordinated obligations of the Company and rank pari passu with all other unsecured and unsubordinated debt obligations of the Company.

     (jj) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     4. Certain Covenants of the Company: The Company hereby agrees:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualification in effect as long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (b) to prepare the Prospectus in substantially the form previously furnished to the Underwriters with such changes as are reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act), and to make available to the Underwriters in New York City, as soon as practicable and from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement relating to the Notes) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

     (c) to advise you promptly and (if requested by you) to confirm such advice in writing when any post-effective amendment thereto becomes effective;

     (d) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use best efforts to obtain the lifting or removal of such order as soon as possible; for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference, to furnish you a draft of such proposed amendment in advance of such filing and to file no such amendment or supplement to which you shall reasonably object in writing unless the Company is required by law to make such filing;

     (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing;

     (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

     (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Notes is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (h) to make generally available to its security holders (as provided in Rule 158(b) under the Act) an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than fifteen months after the end of the Company’s current fiscal quarter;

     (i) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

     (j) to pay or cause to be paid, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii) below) incident to and in connection with the performance of its obligations under this Agreement, including, without limitation, (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the qualification of the Notes for offering and sale under state laws (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (iv) any fees payable to investment rating agencies with respect to the Notes, (v) the approval of the Notes by DTC for “book entry” transfer, (vi) the fees and expenses of the Trustee and its counsel in accordance with the Indenture and (vii) the performance of the Company’s other obligations hereunder including, but not limited to, the fees, disbursements and expenses of the Company’s counsel and accountants; and

     (k) that it will not, without the prior written consent of each Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities (excluding commercial paper or bank borrowings) issued or guaranteed by the Company (other than the Notes) or public announce an intention to effect any such transaction, for a period of 90 days from the date hereof.

     (l) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (d) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     5. Reimbursement of Underwriters’ Expenses: If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (iii), (iv) or (v) of Section 7(b) or Section 8(e) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(j) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

     6. Conditions of Underwriters’ Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase as set forth below, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Underwriters shall have received on the Closing Date an opinion of Porter & Hedges, L.L.P., counsel for the Company, substantially in the form of Exhibit A hereto, addressed to the Underwriters and dated the Closing Date, with reproduced copies thereof for each of the other Underwriters.

     (b) The Underwriters shall have received on the Closing Date an opinion of William C. Lemmer, Vice President, General Counsel and Secretary to the Company, substantially in the form of Exhibit B hereto, addressed to the Underwriters and dated the Closing Date, with reproduced copies thereof for each of the other Underwriters.

     (c) You shall have received on the date of this Agreement and at the time of purchase from Ernst & Young LLP customary comfort letters dated, respectively, as of the date of this Agreement and the time of purchase and addressed to the Underwriters (with reproduced copies for each of the other Underwriters) in the forms and substances heretofore approved by the Representatives and Vinson & Elkins L.L.P., counsel to the Underwriters.

     (d) You shall have received at the time of purchase the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase, in form and substance reasonably satisfactory to you.

     (e) All filings with the Commission required by Rule 424 under the Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424.

     (f) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto filed after the date hereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto filed after the date hereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (g) The Company shall, at the time of purchase, deliver to you a certificate dated such date of an executive officer of the Company to the effect set forth in Sections 6(f), (i) and (j), that the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, and that the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to this Agreement on or before such date.

     (h) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as you may reasonably request.

     (i) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by Moody’s Investor Services, Inc. or Standard & Poor’s Rating Services.

     (j) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred or become known any material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Prospectus as of the date hereof), in the business, condition or business prospects of the Company and its subsidiaries, taken as a whole, that in the judgment of the Representatives makes it impracticable to market the Notes.

     (k) All agreements set forth in the representation letter from the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.

     7. Effective Date of Agreement; Termination:

     (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

     (b) The obligations of the several Underwriters hereunder shall be subject to termination by you at any time prior to the time of purchase, if prior to such time (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (iv) a general banking moratorium shall have been declared either by the United States or New York State authorities, or if there has been a material disruption in securities settlement or clearance services in the United States, or (v) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representatives, to make it impracticable to market the Notes.

     (c) If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company shall be notified as provided for herein.

     (d) If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters’ Commitments:

     (a) Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated, or in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

     (b) Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     (c) If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     (d) The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     (e) If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. Indemnity and Contribution:

     (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, an “Underwriter Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter Indemnified Party may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the

Company) or in a Prospectus (the term “Prospectus” for the purpose of this Section 9 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or such Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such statements not misleading.

     (b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons (each, a “Company Indemnified Party”) from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such statements not misleading.

     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent that the Indemnifying Party has been prejudiced in any material respect by such omission to so notify. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days’ prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

     (d) If the indemnification provided for in this Section 9 is held to be unavailable to an Indemnified Party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive the issuance and delivery of the Notes. In addition, the agreements contained in Sections 4(j), 5, 9, 10 and 12 shall survive the termination of this Agreement, including pursuant to Section 7. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, in connection with the issuance and sale of the Notes, or in connection with the Registration Statement or Prospectus.

     10. Underwriters’ Information. The Company and the Underwriters severally acknowledge that the statements with respect to the offer and sale of the Notes set forth in the third and fourth paragraphs following the table under the caption “Underwriting” in the Prospectus Supplement (to the extent such statements relate to the Underwriters) constitute the only information furnished in writing by the Underwriters expressly for use in the Prospectus as such information is referred to in Sections 3 and 9 hereof. The statements in the eighth and ninth paragraphs following the table under the caption “Underwriting” in the Prospectus Supplement constitute information furnished in writing by Lazard Freres & Co. LLC and SunTrust Capital Markets, Inc. respectively as such information is referred to in Sections 3 and 9 hereof.

     11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to c/o ABN AMRO Incorporated, 55 East 52nd Street, New York, New York 10055, Attention: Syndicate Desk, facsimile no. (212) 409-5256 and UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901, Attention: Fixed Income Syndicate Department, facsimile no. (203) 719-0495 and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1333 West Loop South, Suite 1700, Houston, Texas 77027, Attention: General Counsel (telephone: (713) 513-3300, telecopy: (713) 513-3456.

     12. Governing Law and Construction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

     13. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. Counterparts: This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

     15. Successors and Assigns: This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours, COOPER CAMERON CORPORATION
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	Vice President and Treasurer

Accepted and agreed to as of
the date first above
written, on behalf of itself
and the other several
Underwriters named in
Schedule A

ABN AMRO INCORPORATED
UBS SECURITIES LLC

BY: ABN AMRO INCORPORATED

By:	/s/ Peter O'Malley

Name: Peter O'Malley
Title: Managing Director, Head of US DCM

BY:	UBS SECURITIES LLC

By:	/s/ Chris Forshner

Name: Chris Forshner
Title: Managing Director

By:	/s/ Scott Whitney

Name: Scott Whitney
Title: Director

SCHEDULE A

Principal Amount
Underwriter	of Notes
ABN AMRO Incorporated	$82,875,000
UBS Securities LLC	82,875,000
Credit Lyonnais Securities (USA) Inc.	8,500,000
The Royal Bank of Scotland plc	8,500,000
DnB NOR Markets, Inc.	5,750,000
Lazard Frères & Co. LLC	5,750,000
SunTrust Capital Markets, Inc.	5,750,000

Total	$200,000,000

Exhibit A

FORM OF OPINION OF COUNSEL TO THE COMPANY

          The opinion of Porter & Hedges, L.L.P., counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(a) of the Underwriting Agreement shall be to the effect that:

     (i) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

     (ii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

     (iii) The Notes have been duly authorized and executed by the Company and when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

     (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act.

     (v) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act and, to the best of such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

     (vi) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required to be obtained or made by the Company for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Notes, except (x) such as have been obtained or made on or prior to the date hereof, (y) such as may be required under state securities and blue sky laws, or (z) those for which the failure to obtain or make would not reasonably be expected, either individually or in the aggregate (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

     (vii) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (viii) Each of the Notes and the Indenture conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and Prospectus.

     (ix) Each document filed under the Exchange Act and incorporated by reference in the Registration Statement (other than the financial statements and related schedules included therein, as to which such counsel need not comment) when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     (x) The statements (A) in the Prospectus under the captions “Description of the Notes”, “Plan of Distribution” and “Underwriters” and (B) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

     (xi) In addition, such counsel shall state that they have participated in discussions with your representatives, representatives of the Company and its counsel and independent public accountants concerning the preparation of the Registration Statement and Prospectus. Such counsel shall state that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Registration Statement and Prospectus (except to the extent stated in paragraphs (x) above), no facts have come to their attention that lead such counsel to believe that, at the time of the filing of the annual report on Form 10-K for the year ended December 31, 2003, the Registration Statement (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief) contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

FORM OF OPINION OF THE GENERAL COUNSEL

     The opinion of William C. Lemmer, Vice President, General Counsel and Secretary of the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(b) of the Underwriting Agreement shall be to the effect that:

     (i) The Company (a) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (ii) Each of Cameron GmbH, Cooper Cameron (Singapore) Pte. Ltd, Cooper Cameron Canada Corp., Cooper Cameron (Luxembourg)SARL and Cooper Cameron (U.K.) Limited (each, a “Principal Subsidiary”) (a) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority to own its property and to conduct it business as described in the Registration Statement and the Prospectus and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (iii) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part.

     (iv) The statements in “Item 3 – Legal Proceedings” of the Company’s most recent annual report on Form 10-K incorporated by reference in the Prospectus, insofar as such statements constitute summaries of the legal proceedings referred to therein, fairly present the information called for with respect to such legal proceedings and fairly summarize the matters referred to therein.

     (v) The execution, delivery and performance by the Company of the Operative Documents, including the consummation of the offer and sale of the Notes, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary or an acceleration of any indebtedness of the Company or any Significant Subsidiary pursuant to (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) to the knowledge of such counsel, any Agreements and Instruments filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, together with any amendments to such Agreements or Instruments, (iii) to the knowledge of such counsel, any law, statute, rule or regulation applicable to the Company or any Significant Subsidiary or its respective assets or properties typical, in such counsel’s experience, for transactions contemplated by the Operative Documents and assuming the accuracy of the representations and warranties of the Company and the Underwriters in the Underwriting Agreement and the due performance by the Company and the Underwriters thereof or (iv) to the knowledge of such counsel, any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or their respective assets or properties that, in the case of clauses (ii) through (iv), would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

     (vi) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

     (vii) In addition, such counsel shall state that he has participated in discussions with your representatives, representatives of the Company and its counsel and independent public accountants concerning the preparation of the Registration Statement and Prospectus. Such counsel shall state that, although he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Registration Statement and Prospectus, no facts have come to his attention that lead such counsel to believe that, at the time of the filing of the annual report on Form 10-K for the year ended December 31, 2003, the Registration Statement (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief) contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.